Exhibit A

POWER OF ATTORNEY

FOR OBTAINING FORM ID AND EXECUTING SCHEDULE 13D, SCHEDULE 13G AND FORM 144

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Marit Salte and Anna Margaret Smedvig, each acting individually, as the undersigned’s true and lawful attorney-in-fact (each of such persons being referred to herein as the “Attorney-in-Fact”), with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)

prepare, execute for, and on behalf of, the undersigned, a Form ID, including any passphrase update request or any amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the United States Securities and Exchange Commission (the “SEC”) of reports required under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”) or any rule or regulation of the SEC;

(2)

prepare, execute for, and on behalf of, the undersigned, (a) Schedule 13D and Schedule 13G (including amendments thereto) in accordance with Section 13 of the Exchange Act and (b) Form 144 pursuant to Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended (the “Securities Act”), but only to the extent such schedule or form relates to the undersigned’s beneficial ownership of securities of Lifezone Metals Limited (the “Company”) ;

(3)

obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the Attorney-in-Fact; and

(4)

perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Schedule 13D, Schedule 13G or Form 144 and any amendments thereto, or other required report and timely file such schedules or forms with the SEC, the New York Stock Exchange and any stock exchange or similar authority as considered necessary or advisable under the Exchange Act, the Securities Act or the stock exchange rules.

The undersigned acknowledges that:

(1)	the Attorney-in-Fact is serving in such capacity at the request of the undersigned;

(2)	the Attorney-in-Fact may rely entirely on information furnished orally or in writing by or at the direction of the undersigned to the Attorney-in-Fact;

(3)

this Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

(4)

any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as the Attorney-in-Fact, in her discretion, deems necessary or desirable;

(5)

neither the Company nor any Attorney-in-Fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act or the Securities Act, including Rule 144 or (ii) any liability of the undersigned for any failure to comply with such requirements; and

(6)

this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including, without limitation, the reporting requirements under Section 13 of the Exchange Act and the Securities Act.

The undersigned hereby gives and grants the Attorney-in-Fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that the Attorney-in-Fact, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Power of Attorney.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 144, Schedule 13D and Schedule 13G (including all amendments thereto) with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each Attorney-in-Fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14 day of March 2024.

By:	/s/ Peter T. Smedvig
Name:	Peter Thomas Smedvig

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